UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 21, 2014

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 26, 2014, SemiLEDs Corporation issued a press release announcing its preliminary financial results for the fourth quarter and the fiscal year ended August 31, 2014.

Such information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on August 20, 2014, Mr. Timothy Lin resigned as the Interim Chief Financial Officer of SemiLEDs Corporation.

On November 21, 2014, the Board of Directors of the Company appointed Christopher Lee to serve as Chief Financial Officer on an interim basis.  Mr. Lee, 43, has served as the Company’s Controller since joining the Company in September 2014.  Prior to joining the Company, Mr. Lee was a partner of KEDP CPA Group from August 2009 to June 2011 and a self-employed accountant from July 2011 to August 2014.

Mr. Lee’s monthly base salary is 215,000 New Taiwan dollars (approximately $7,100). Mr. Lee is also eligible for a year-end bonus equivalent to two months of Mr. Lee’s then average base salary, subject to the achievement of performance targets as determined by the Company’s Chief Executive Officer.

There is no family relationship between Mr. Lee and any officer or director and, other than his compensation as an employee, no transaction that would require reporting pursuant to Item 404 of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, November 26, 2014, entitled “SemiLEDs Reports Fourth Quarter and Fiscal Year End 2014 Financial Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 26, 2014

SemiLEDs Corporation

	By:	/s/ Christopher Lee

	Name:	Christopher Lee

	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, November 26, 2014, entitled “SemiLEDs Reports Fourth Quarter and Fiscal Year End 2014 Financial Results.”